United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2024

Pineapple Energy Inc.

(Exact name of registrant as specified in its charter)
Minnesota	001-31588	41-0957999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 996-1674

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders

On July 1, 2024, Pineapple Energy Inc. (the "Company") convened and then adjourned its 2024 Annual Meeting of Shareholders (the "Annual Meeting"). A total of 108,546,773 shares of the Company's common stock were eligible to vote at the Annual Meeting, and 49,447,703 shares of common stock, or approximately 45.6% of the shares of common stock eligible to vote, were represented either virtually or by proxy. Under the Company's bylaws, a quorum requires a majority of the shares of common stock outstanding and eligible to vote at the Annual Meeting, which is 54,273,387 shares of common stock. As a result, a quorum was not achieved for the Annual Meeting. One share of the Company's Series B Preferred Stock was also represented at the Annual Meeting, but it does not count for purposes of establishing quorum. As announced at the Annual Meeting, the Annual Meeting was adjourned to Friday, July 19, at 10:00 a.m. Central Time via live webcast at www.virtualshareholdermeeting.com/PEGY2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINEAPPLE ENERGY INC.

Date: July 1, 2024	By:	/s/ Scott Maskin
Scott Maskin
Interim Chief Executive Officer